Exhibit 99.1
Gateway Financial Holdings, Inc.
Press Release
GATEWAY FINANCIAL HOLDINGS CONCLUDES CAPITAL RAISE
VIRGINIA BEACH, Va., September 30, 2008 — Gateway Financial Holdings, Inc. (Nasdaq: GBTS), the holding company for Gateway Bank & Trust Co., today announced that on September 29, 2008, it priced and sold 37,550 shares of its Series B Non-Convertible Non-Cumulative Perpetual Preferred Stock, raising gross proceeds of $37.55 million.
As was previously announced on September 24, 2008, Gateway entered into a definitive agreement with Hampton Roads Bankshares, Inc. (Nasdaq: HMPR) (“HRB”) whereby Gateway will be merged with HRB. The sale of additional capital to maintain the capital status of its subsidiary, Gateway Bank & Trust Co., as “well capitalized” is a condition to closing of the merger. Gateway expects the sale of the Series B Preferred Stock to satisfy this condition to consummation of the merger. The merger transaction is also subject to shareholder and regulatory approval. Gateway expects the merger to be consummated in the fourth quarter of 2008.
About the Company
Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a regional community bank with thirty-seven full-service financial centers — twenty-one in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Suffolk, Norfolk, Charlottesville and Emporia (2); and sixteen in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Moyock, Nags Head, Plymouth, Roper, Wilmington, Chapel Hill, Wake Forest and Raleigh (3). The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, title insurance through its Gateway Title Agency, Inc. subsidiary, and mortgage banking services through its Gateway Bank Mortgage, Inc. subsidiary. The common stock of the Gateway is traded on the Nasdaq Global Select Market under the symbol GBTS.
For further information, visit the Corporation’s website at www.gwfh.com.
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Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements relating to the timing and successful closing of the merger as well as future services to be offered by, and the financial condition and performance of, the combined companies. Although HRB and Gateway each believe that their respective expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of their business and operations, there can be no assurance that actual results, performance or achievements of either or both HRB and Gateway will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including an inability of the companies to complete the merger or a failure of the combined companies to achieve the operations and results expected after the merger. For an explanation of additional risks and uncertainties associated with forward-looking statements, please refer to the respective Annual Reports as filed by each of HRB and Gateway on Form 10-K for the year ended December 31, 2007, and other reports filed and furnished to the Securities and Exchange Commission. Neither HRB nor Gateway undertake any obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.
Additional Information About the Merger and Where to Find It
HRB and Gateway will be filing relevant documents concerning the transaction with the Securities and Exchange Commission, including a registration statement on Form S-4 which will include a joint proxy statement/prospectus. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about HRB and Gateway, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to:

Hampton Roads Bankshares, Inc.	Gateway Financial Holdings
999 Waterside Drive, Suite 200	1580 Laskin Road
Norfolk, VA 23510	Virginia Beach, Virginia 23451
Attention: Jack W. Gibson	Attention: D. Ben Berry
Telephone Number: (757) 217-1000	Telephone Number: (757) 422-4055
Shareholders are urged to read the joint proxy statement/prospectus and other relevant documents filed with the Securities and Exchange Commission regarding the proposed merger transaction when they become available, because they will contain important information.
This press release does not constitute an offer of any securities for sale or a solicitation of offers to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Any offer will be made only by the prospectus supplement, with respect to the Series B Preferred Stock, or the joint proxy statement/prospectus, with respect to the shares that will be offered by HRB.
Participants in the Solicitation
HRB and Gateway, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of HRB and Gateway in favor of the proposed merger. Information about HRB’s directors and executive officers and their ownership of HRB’s capital stock will be contained in the joint proxy statement/prospectus that will be distributed by HRB in connection with the merger, which will be filed with the SEC. Information about Gateway’s directors and executive officers and their ownership of Gateway’s capital stock will be contained in the proxy statement that will be distributed by Gateway in connection with its special meeting of shareholders and the merger, which will be filed with the SEC. Additional information regarding the interests of those participants in the proposed merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available. You may obtain free copies of those documents when they become available as described above.

CONTACT:	Gateway Financial Holdings, Inc.
D. Ben Berry, Chairman, President and CEO
(757) 422-8004